Exhibit 4.1

SUNNOVA ENERGY CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

11.750% SENIOR NOTES DUE 2028

INDENTURE

Dated as of September 26, 2023

Wilmington Trust, National Association

Trustee

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of September 26, 2023, among Sunnova Energy Corporation, a Delaware corporation, the Guarantors (as defined) and Wilmington Trust, National Association, as trustee.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 11.750% Senior Notes due 2028 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with or in contemplation of such Person becoming a Restricted Subsidiary of the Parent or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Parent or any Restricted Subsidiary. Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Laws” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator or other governmental authority, including any independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of the remaining scheduled payments of principal and interest on such Notes (assuming such Note matured on the Par Call Date) (excluding accrued but unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b) the outstanding principal amount of the Note, as calculated by the Issuer or an agent appointed by the Issuer.

For the avoidance of doubt, calculations of, or verification of the Issuer’s calculations of, the Applicable Redemption Premium shall not be a duty or obligation of the Trustee or any Paying Agent.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets by the Parent or any of its Restricted Subsidiaries outside of the ordinary course of business; provided, however, that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and

(2) the issuance of Equity Interests (other than Preferred Stock and Disqualified Stock) by any Restricted Subsidiary or the sale by the Parent or any of its Restricted Subsidiaries of Equity Interests (other than Preferred Stock and Disqualified Stock) in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2) a transfer of assets or Equity Interests between or among any of the Parent and/or any Restricted Subsidiary;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Parent or to a Restricted Subsidiary;

(4) the sale, lease or other transfer of accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Parent and its Restricted Subsidiaries;

(5) the sale, conveyance or other disposition for value of environmental attributes or energy, fuel, water or emission credits or similar rights or contracts for any of the foregoing by the Parent or any of its Restricted Subsidiaries;

(6) licenses and sublicenses by the Parent or any of its Restricted Subsidiaries;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(8) the granting and enforcement and exercise of a Lien not prohibited by Section 4.12;

(9) any Restricted Payment that does not violate Section 4.07 and any Permitted Investment;

(10) the sale or other disposition of cash or Cash Equivalents;

(11) the disposition of receivables in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;

(12) the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) the disposition of assets to a person who is providing services (the provision of which has been or is to be outsourced by the Parent or any Subsidiary to such person) related to such assets;

(14) the lease (including sale and leaseback and inverted lease transactions), as lessor or sublessor, or license (other than any long-term exclusive license), as licensor or sublicensor, of real or personal property or intellectual property that does not materially interfere with the business of the Parent and its Restricted Subsidiaries, taken as a whole;

(15) sale and leaseback transactions, as lessee or sublessee, and other dispositions, in each case by a Non-Recourse Subsidiary in connection with tax equity financings or other Non-Recourse Financings incurred by such Non-Recourse Subsidiary;

(16) the cancellation of intercompany Indebtedness with the Parent or any of its Restricted Subsidiaries permitted under this Indenture;

(17) swaps of assets for other similar assets or assets whose value is reasonably equivalent or greater in terms of type, value and quality, than the assets being swapped, as determined in good faith by Parent’s senior management;

(18) the unwinding of Hedging Obligations;

(19) the issuance, sale or other disposition of Equity Interests in (i) Joint Ventures or (ii) Subsidiaries, substantially all of which Subsidiaries’ or Joint Ventures’ assets are assets that, if disposed of separately, would not constitute an Asset Sale, in a single transaction or series of related transactions;

(20) the issuance of Equity Interests by the Parent or a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Person

(21) any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;

(22) the disposition of any assets (including Equity Interests) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition permitted under this Indenture; and

(23) dispositions in the ordinary course of business by any Captive Insurance Subsidiary.

“Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due that are in existence on the Issue Date or thereafter incurred) of the Issuer or any Guarantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, shall be the executive or management board) or any duly authorized committee thereof;

(2) with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;

(3) with respect to a limited liability company, the managing member or members, board of managers or analogous governing body, or any controlling committee of managing members thereof (or any Board of Directors or committee of any such managing member); and

(4) with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means any Subsidiary of the Parent established for the purpose of providing insurance coverage solely for the benefit of Parent and/or one or more of Parent’s Subsidiaries.

“Cash Asset Coverage Ratio” means, as at any date of determination, the ratio of (x) Net Contracted Customer Value of the Parent and its Restricted Subsidiaries to (y) the aggregate principal amount of the Notes and any other Pari Passu Indebtedness for borrowed money of the Issuer or any Subsidiary Guarantor (excluding intercompany Indebtedness) outstanding as of such date.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) solely with respect to Non-Recourse Subsidiaries, other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“CFADS” means, with respect to any period, for the Parent and its Restricted Subsidiaries, the sum of (without duplication of any increase, decrease, exclusion or other amount) (i) net cash provided by (used in) operating activities of the Parent and its consolidated Subsidiaries for such period, calculated in accordance with GAAP and, (ii) to the extent not duplicative, cash provided from activities from Projects when received by the Project company, excluding, in the case of each of clause (i) and (ii) above, the effect of the following items: derivative origination and breakage fees from financing structure changes, payments to dealers for exclusivity and other bonus arrangements, net inventory and prepaid inventory (sales) purchases, payments of non-capitalized costs related to acquisitions and capital markets activities of the Issuer or the Parent, payments of direct sales costs, excluding inventory, to the extent the related solar energy system is financed through a loan, payments to installers and builders for homebuilder asset-development activities, payments of customer rewards and including the effect of the following items: principal proceeds from customer notes receivable, financed insurance payments, distributions to redeemable noncontrolling interests and noncontrolling interests plus interest payments made on Indebtedness other than Non-Recourse Financing, minus principal repayments on Non-Recourse Financings constituting securitizations, other than principal repayments funded in exchange for, or out of or with the net cash proceeds of (a) any Non-Recourse Financing, (b) any Indebtedness constituting Refinancing Indebtedness or (c) the sale or issuance of any Equity Interests of the Parent; provided that any CFADS attributable to the operations of Unrestricted Subsidiaries will only be included in the foregoing calculation to the extent of any cash dividends or other cash distributions received by the Parent or any of its Restricted Subsidiaries during the period for which CFADS is being calculated.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent (other than by way of merger of the Parent with and into the Issuer in accordance with the applicable provisions of this Indenture) or the Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent; or

(4) the first day on which the Issuer ceases to be a Wholly Owned Subsidiary of the Parent (other than by way of merger of the Parent with and into the Issuer in accordance with the applicable provisions of this Indenture).

Notwithstanding the foregoing: (A) any holding company, all or substantially all of the assets of which are comprised of Parent or any 100% direct or indirect parent company of Parent, shall not itself be considered a “person” or “group”; (B) the transfer of assets between or among Parent’s Restricted Subsidiaries and Parent shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of Parent with or the sale, assignment, conveyance, transferor other disposition of all or substantially all of Parent’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Parent in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “person” or “group” shall not be deemed to have Beneficial Ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means both a Change of Control and a Rating Event. Notwithstanding the foregoing, for the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated Total Assets” means, as of any date of determination, the total consolidated assets of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of the Parent available as of such date, calculated on a pro forma basis consistent with the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means, as applied to any Person, any provision of (i) any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; or (ii) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Convertible Indebtedness” means Indebtedness of the Parent (including the Convertible Notes) permitted to be incurred under the terms of this Indenture that is (i) convertible into common stock of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Convertible Notes” means the Parent’s 0.25% Convertible Senior Notes due 2026 and the Parent’s 2.625% Convertible Senior Notes due 2028 outstanding on the Issue Date.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in receivables), debt securities or letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time with financings of the type described above, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender group of lenders, counterparties or otherwise.

“Cumulative CAFD” means, with respect to any date of determination, (i) the cumulative CFADS for the period (taken as one accounting period) from July 1, 2023 to the end of the most recently ended fiscal quarter of the Parent for which internal financial statements are available as of such date of determination, minus (ii) the cumulative Fixed Charges of the Parent and its Restricted Subsidiaries during such period.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to 91 days following the date that the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined under Section 4.09, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

“Domestic Subsidiary” means any Restricted Subsidiary of a Person that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Parent or Issuer.

“Eligible Green Project” has the meaning set forth in the Parent’s Green Financing Framework and any amendment, modification or successor framework adopted and published by the Parent.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offerings” means any public or private sale after the Issue Date of Capital Stock of the Parent, other than (i) public offerings with respect to the Parent’s common stock registered on Form S-4 or Form S-8; and (ii) issuances to the Parent or any Subsidiary of the Parent.

“Estimated Gross Contracted Customer Value” means, as of any date of determination, for the Parent and its Restricted Subsidiaries on a consolidated basis, the sum of the present value of the remaining estimated future net cash flows expected to be received from existing customers during the initial contract term of its leases, power purchase agreements, or similar agreements, plus (i) the present value of future net cash flows expected to be received from the sale of related solar renewable energy certificates, either under existing contracts or in future sales, (ii) the present value of cash flows expected to be received from energy services programs such as grid services and (iii) the carrying value of outstanding customer loans, minus (iv) present value of estimated net cash distributions to redeemable noncontrolling interests and noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the Solar Service Agreements, in each case using a discount rate of 6%, all as determined in good faith by an Officer of the Parent.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any Non-Recourse Subsidiary and (iii) any Captive Insurance Subsidiary.

“Existing Indebtedness” means any Indebtedness (other than the Notes and Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary) outstanding on the Issue Date.

“Existing Notes” means the Issuer’s 5.875% Senior Notes due 2026 outstanding on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Parent’s Board of Directors or senior management.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Parent or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization (i) that were not included on the consolidated balance sheet of the Parent as finance lease obligations and (ii) that are subsequently recharacterized as finance lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, without limitation, the calculation of CFADS) not be treated as Finance Lease Obligations.

“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of: (x) the aggregate amount of CFADS for the applicable Test Period to (y) the aggregate amount of the Fixed Charges of the Parent and its Restricted Subsidiaries for the applicable Test Period. In the event that the Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, defeasance, discharge, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Equity, as if the same had occurred at the beginning of the applicable four-quarter period.

In addition, for purposes of making the computation referred to above,

(1) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Parent or any of its Subsidiaries during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in CFADS resulting therefrom) had occurred on the first day of the Test Period;

(2) if since the beginning of the Test Period, any Person that subsequently became a Subsidiary or was merged with or into the Parent or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable Test Period;

(3) any Person that is a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary or a Subsidiary, as applicable, at all times during the applicable Test Period, and any Person that is not a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary or a Subsidiary, as applicable, at any time during the Test Period; and

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness);

(5) interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP; and

(6) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent may designate.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, or any incurrence, assumption, guarantee, redemption, repayment, defeasance, discharge, retirement or extinguishment of Indebtedness, or any issuance or redemption of Disqualified Stock or Preferred Equity, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent and evidenced by an Officer’s Certificate, and may include all reductions in costs and related adjustments that have been actually realized or are projected by such financial or accounting officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only to the extent such reductions in costs and related adjustments are so projected by such financial or accounting officer to be realized based upon actions expected to be taken within 12 months of the date of such calculation (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

“Fixed Charges” means, with respect to the Parent and its Restricted Subsidiaries for any period, without duplication, the sum of:

(1) consolidated interest expense of the Parent and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period (including with respect to the Parent and its Restricted Subsidiaries, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees or bankers acceptances, (c) the interest component of Finance Lease Obligations, and (d) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (e) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (f) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (g) penalties and interest relating to taxes, (h) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (i) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions, (j) commissions, discounts, yield and other fees and charges (including any interest expense) related to any securitization facility, (k) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (l) any interest expense attributable to obligations of the Parent and its Restricted Subsidiaries that are classified as “finance lease obligations” under GAAP due to the consolidation of variable interest entities and (m) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations); plus

(2) dividends on any Disqualified Stock (other than Disqualified Stock of Non-Recourse Subsidiaries) of the Parent, or on any Preferred Equity of any Restricted Subsidiary (other than Non-Recourse Subsidiaries) incurred in accordance with Section 4.09, plus

(3) consolidated capitalized interest of the Parent and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period, whether paid or accrued.

For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets or otherwise). When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantors” means, collectively, the Parent and the Subsidiary Guarantors.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

(2) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, purchase and sale agreements for renewable energy credits, fuel purchase and sale agreements, swaps, options and other agreements entered into for hedging purposes, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service; and

(3) Permitted Bond Hedge Transactions.

“Holder” means a Person in whose name a Note is registered.

“Host Customer” means a customer under a Solar Service Agreement.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means any Domestic Subsidiary that, as of the most recent date for which an internal balance sheet for the Parent is available, had (on a consolidated basis together with its Subsidiaries) total assets of less than $10.0 million.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Finance Lease Obligations in respect of sale and leaseback transactions;

(5) obligations representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6) representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

For the avoidance of doubt and notwithstanding the foregoing, the term “Indebtedness” will not include: (i) non-interest bearing installment obligations, contingent obligations and accrued liabilities, in each case that are incurred in the ordinary course of business and are not more than 90 days past due; (ii) obligations (a) in respect of any acquisition or contribution agreement with respect to any Permitted Investment (other than obligations constituting Indebtedness pursuant to clause (5) of this definition), (b) existing by virtue of rights of a Non-Recourse Subsidiary under a Project Obligation collaterally assigned to a creditor, which rights may be exercised pursuant to such Project Obligation against the Parent or any Restricted Subsidiary that is party to such Project Obligation or (c) pursuant to Permitted Project Undertakings or Permitted Equity Commitments, (iii) any prepayments or deposits received from customers or obligations in respect of funds held on behalf of customers (including, without limitation, in relation to periodic purchase volume or sales incentive rebates), in each case, in the ordinary course of business; (iv) any obligations under any license, permit or approval or guarantees thereof incurred prior to the Issue Date in the ordinary course of business; and (v) in connection with the purchase by the Parent or any Restricted Subsidiary of any business or project, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (other than obligations constituting Indebtedness pursuant to clause (5) of this definition); provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $400.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means April 1 and October 1 of each year, beginning on April 1, 2024.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities.

For purposes of Section 4.07, “Investment” will include the portion (proportionate to the Parent’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary.

“Investment Grade Rating” means: (a) with respect to S&P, any of the categories from and including AAA to and including BBB- (or equivalent successor categories); (b) with respect to Moody’s, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories); and (c) with respect to Fitch, any of the categories from and including AAA to and including BBB- (or equivalent successor categories).

“Issue Date” means September 26, 2023.

“Issuer” means Sunnova Energy Corporation, and any and all successors thereto.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Parent in which the Parent or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset:

(1) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3) in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

“Material Indebtedness” means, as of any date, any series of Indebtedness with an aggregate principal amount outstanding in excess of the greater of (i) $50.0 million and (ii) 1.5% of Consolidated Total Assets.

“Net Contracted Customer Value” means, with respect to the Parent and its Restricted Subsidiaries as of any date of determination, Estimated Gross Contracted Customer Value, minus Indebtedness, plus cash and Cash Equivalents, restricted cash, construction in progress, inventory, prepaid inventory and inventory receivable, in each case on a consolidated basis in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration or Cash Equivalents substantially concurrently received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, all distributions and other payments required to be made to minority interest holders (other than the Parent or any Subsidiary) in Subsidiaries or Joint Ventures as a result of such Asset Sale, and any reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Financing” means any Indebtedness owed to a Person unrelated to Parent or any of its Subsidiaries or Affiliates with respect to which neither the Issuer nor any Guarantor (a) is, or has any obligation (contingent or otherwise) to become, an obligor under any agreements or contracts evidencing such Indebtedness (other than pursuant to Permitted Project Undertakings or Permitted Equity Commitments) or (b) has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so) (other than the Equity Interests of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), other than pursuant to a Permitted Project Undertaking or Permitted Equity Commitment.

“Non-Recourse Subsidiary” means (a) any Subsidiary of the Parent that (i) (x) is the owner, lessor, manager, servicer and/or operator of or holds loans made to a Host Customer with respect to, or owns equipment to be used in connection with one or more Projects (or is formed for any such purpose) or conducts activities reasonably related or ancillary thereto, (y) is the lessee, borrower or issuer (or is formed for any such purpose) in respect of Non-Recourse Financing, and/or (z) develops or constructs or purchases or sells (or is formed for any such purpose) one or more Projects, (ii) has no Subsidiaries and owns no material assets other than those assets or Subsidiaries necessary for the ownership, leasing, development, construction, operation, management or servicing of such Projects or any activities reasonably related or ancillary thereto and (iii) has no Indebtedness other than Non-Recourse Financings and intercompany Indebtedness to the extent permitted under this Indenture and (b) any Subsidiary of the Issuer or a Subsidiary Guarantor that (i) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in (a) above, (ii) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(i) above, (iii) owns no material assets other than those assets necessary for the ownership, leasing, development, construction, operation, management or servicing of Projects or any activities reasonably related or ancillary thereto and (iv) has no Indebtedness other than Non-Recourse Financings and intercompany Indebtedness to the extent permitted under this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, in accordance with Article 10 of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice-President or Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer, a Guarantor or any successor Person to the Issuer or any Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel, who is reasonably acceptable to the Trustee, and in case of an Opinion of Counsel under Section 12.03 hereof, that meets the requirements of such Section 12.03. The counsel may be an employee of or counsel to the Issuer, Parent or any Subsidiary of the Issuer.

“Parent” means Sunnova Energy International Inc. and its successors and assigns.

“Parent Guarantee” means the guarantee by the Parent of the Issuer’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Pari Passu Indebtedness” means: (a) any Indebtedness of the Issuer that ranks equally in right of payment with the Notes; and (b) with respect to any Note Guarantee of a Guarantor, any Indebtedness that ranks equally in right of payment to such Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction or instrument) on common stock of Parent purchased by Parent in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent from the sale of any related warrant transaction, does not exceed the net proceeds received by Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means (a)(i) any businesses, services or activities engaged in by the Parent or any of its Subsidiaries on the Issue Date and (ii) any businesses, services and activities engaged in by the Parent or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof, without regard to geographic location and including for the avoidance of doubt, any Projects; and (b) where the context requires, any Person engaged only in the businesses, services or activities described in clause (a) of this definition.

“Permitted Equity Commitments” means (a) obligations of the Parent or any of its Restricted Subsidiaries to make any payment in respect of any Equity Interest in any Non-Recourse Subsidiary (and any related guarantee by the Parent or any of its Restricted Subsidiaries) as long as each such payment in respect of such Equity Interest would constitute a Permitted Investment and (b) standard securitization-type undertakings by the Parent or any of its Restricted Subsidiaries in connection with any securitization and other structured finance transactions entered into by a Non-Recourse Subsidiary.

“Permitted Investment” means:

(1) any Investment in the Parent, the Issuer or any Restricted Subsidiary;

(2) any Investment in a Person, if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary;

(3) any Investment in cash or Cash Equivalents;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, except as otherwise permitted under this Indenture);

(6) (a) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent and (b) advances and prepayments for asset purchases (i) in the ordinary course of business or (ii) if such asset purchases would otherwise constitute a Permitted Investment;

(7) any Investments received in compromise or resolutions of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business or (ii) litigation, arbitration or other disputes;

(8) Hedging Obligations permitted under Section 4.09(b)(1) or 4.09(b)(13);

(9) Investments in the Notes;

(10) any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits made in the ordinary course of business;

(11) loans or advances to employees made in the ordinary course of business in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

(12) (A) any guarantee of Indebtedness of the Parent or its Restricted Subsidiaries permitted to be incurred under Section 4.09 other than Indebtedness under any Non-Recourse Financing, (B) any guarantee of performance obligations in the ordinary course of business and (C) Permitted Equity Commitments, Permitted Project Undertakings and any standard securitization undertakings by the Parent or any of its Restricted Subsidiaries in connection with any securitization and other structured finance transactions entered into by a Non-Recourse Subsidiary;

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) extensions of credit to (and guarantees to the benefit of) customers and suppliers in the ordinary course of business including, advances to customers and suppliers that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent and its Restricted Subsidiaries in the ordinary course of business;

(15) any Investment in a Permitted Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding (measured, with respect to each Investment, on the date such Investment was made and without giving effect to subsequent changes in value), not to exceed the greater of (A) $50.0 million and (B) 1.5% of Consolidated Total Assets determined as of the date any Investment pursuant to this clause (B) is made;

(16) other Investments made since the Issue Date in any Person having an aggregate Fair Market Value at any time outstanding (measured, with respect to each Investment, on the date such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (A) $75.0 million or (B) 2.0% of Consolidated Total Assets determined as of the date any Investment pursuant to this clause (B) is made; provided that if any Investment pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and not this clause (16); and

(17) Investments by any Captive Insurance Subsidiary in the ordinary course of business and in accordance with applicable law.

“Permitted Liens” means:

(1) Liens securing Indebtedness under Credit Facilities incurred pursuant to Section 4.09(b)(1);

(2) Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary;

(3) Liens on property existing at the time the Parent or any of its Restricted Subsidiaries acquires such property; provided that such Liens were in existence prior to the contemplation of such acquisition, were not incurred in contemplation thereof and do not extend to any other assets of the Parent or any of its Restricted Subsidiary;

(4) Liens securing Indebtedness under Bank Product Obligations, cash pooling arrangements and Hedging Obligations, which obligations are permitted by Section 4.09(b)(13) and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(5) Liens existing on the Issue Date;

(6) Liens in favor of the Parent or any of its Restricted Subsidiaries;

(7) Liens for Taxes, statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit or bank guarantees that encumber cash or Cash Equivalents relating to such letters of credit or bank guarantees, in each case, in the ordinary course of business;

(9) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar or related obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(10) Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Guarantor (including, without limitation, arrangements for the escrow of the proceeds of Indebtedness pending consummation of an acquisition);

(11) Liens on the Capital Stock or assets of Non-Recourse Subsidiaries securing Non-Recourse Financing of one or more Non-Recourse Subsidiaries;

(12) any other Liens securing Indebtedness permitted under Section 4.09(b)(4) or 4.09(b)(16);

(13) Liens granted in favor of a Governmental Authority, including any decommissioning obligations, by a Non-Recourse Subsidiary when required by such Governmental Authority in connection with the operations of such Non-Recourse Subsidiary in the ordinary course of its business;

(14) Liens on the property of any Non-Recourse Subsidiary securing performance of Project Obligations;

(15) any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted hereunder (or with respect to any deposits or reserves posted thereunder);

(16) Liens solely on any cash earnest money deposits made by the Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(17) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(19) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(20) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Parent or such Restricted Subsidiary;

(21) Liens given to a public authority or other service provider or any other Governmental Authority by a Non-Recourse Subsidiary when required by such public authority or other service provider or other Governmental Authority in connection with the operations of such person in the ordinary course of business;

(22) any agreement to lease, option to lease, license, sub-lease or other right to occupancy assumed or entered by or on behalf of the Parent or any Restricted Subsidiary in the ordinary course of its business;

(23) reservations, limitations, provisos and conditions, if any, expressed in any grants, permits, licenses or approvals from any Governmental Authority or any similar authority;

(24) Liens in the nature of restrictions on changes in the direct or indirect ownership or control of any Non-Recourse Subsidiary;

(25) Liens in the nature of rights of first refusal, rights of first offer, purchase options and similar rights in respect of the Equity Interests or assets of Non-Recourse Subsidiaries included in documentation evidencing contemplated purchase and sale transactions permitted under this Indenture, any Non-Recourse Financing or any Project Obligations;

(26) Liens securing insurance premium financing arrangements;

(27) Liens in favor of credit card companies pursuant to agreements therewith;

(28) Liens on real estate in connection with the financing of the acquisition or development thereof; provided that facilities are or will be located on such property or assets primarily for the use of the Parent or any of its Subsidiaries;

(29) any Lien securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be so secured, described in the foregoing clauses (2) through (25); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(30) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(31) minor survey exceptions, minor encumbrances, minor defects or irregularities in title, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Parent and its Restricted Subsidiaries;

(32) Liens deemed to exist in connection with repurchase agreements and other similar Investments to the extent such Investments are permitted under this Indenture; and

(33) Liens on the Capital Stock of any Unrestricted Subsidiary or Joint Venture to secure Indebtedness of such Unrestricted Subsidiary or Joint Venture.

“Permitted Project Undertakings” means guarantees by or obligations of Parent or any Subsidiary in respect of any Project Obligation.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other business entity or any government or any agency or political subdivision thereof.

“Preferred Equity” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Project” means a solar energy system and/or any ancillary technology including, if applicable, solar photovoltaic panels, battery storage and any secondary supporting or related components, devices, accessories and/or upgrades (including, without limitation, main panel upgrades, generators (regardless of fuel type), microgrids, energy management equipment and software, critter guards, snow guards, electric vehicle chargers, roofing and landscaping materials, automatic transfer switches, load controllers and other energy efficiency equipment), and shall include associated real property rights, rights under the applicable Solar Service Agreements, parts and manufacturers’ warranties, rights to access Host Customer data and all other related rights to the extent applicable thereto and any Eligible Green Project.

“Project Obligations” means, as to Parent or any Subsidiary, any Contractual Obligation (excluding, for avoidance of doubt, Indebtedness for borrowed money) under (i) Solar Service Agreements, (ii) tax indemnities, (iii) tax credits, (iv) operation and maintenance, management, custodial or servicing agreements, (v) bylaws, operating agreements and other organizational documents and (vi) other contracts entered in connection with selling, purchasing, owning, leasing, financing, operating, developing, constructing, managing or servicing Projects or selling energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes or tax credits, tax attributes or other tax assets.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means any of the following: (a) S&P Global Ratings, a division of S&P Global, Inc. (“S&P”); (b) Moody’s Investors Service, Inc. (“Moody’s”); or (c) Fitch Ratings Ltd. (“Fitch”), and, in each case, their respective successors.

“Rating Event” means a decrease of one or more gradations (including gradations within rating categories as well as between rating categories and excluding, for the avoidance of doubt, changes in ratings outlook) in the rating of the Notes by any of the Rating Agencies or a withdrawal of the rating of the Notes by any of the Rating Agencies on, or within 60 days following, the earlier of (x) the occurrence of a Change of Control or (y) the date of public announcement of the occurrence of a Change of Control or of the intention by the Parent to effect a Change of Control, which period shall be extended for a period not longer than 60 days so long as the rating of the Notes relating to the Change of Control is under publicly announced consideration for downgrade by the applicable Rating Agencies; provided, however, that a downgrade of the Notes by the applicable Rating Agencies shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a downgrade for purposes of the definition of Change of Control Triggering Event) if a Rating Agency making a downgrade in rating does not publicly announce or confirm or inform the Parent or the Trustee in writing at the request of the Parent that the downgrade is a result of the transactions constituting or occurring simultaneously with the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided, however, that no Rating Event shall occur if following such downgrade, the Notes are given an Investment Grade Rating by any two Ratings Agencies.

A “Rating Release Event” occurs if at any time while the Notes remain outstanding the Issuer seeks and obtains a rating from at least two of the Rating Agencies and two such Rating Agencies assign the Notes an Investment Grade Rating.

“Refinancing Indebtedness” means any Indebtedness that refinances any Indebtedness in compliance with Section 4.09; provided, however:

(1) such Refinancing Indebtedness has a stated maturity that is either: (i) no earlier than the stated maturity of the Indebtedness being refinanced; or (ii) after the final maturity of the Notes;

(2) such Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if issued with an original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premiums and an amount equal to accrued and unpaid interest) under the Indebtedness being refinanced;

(4) if the Indebtedness being refinanced is subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the Indebtedness being refinanced;

(5) if the Indebtedness being refinanced is Non-Recourse Financing, such Refinancing Indebtedness is Non-Recourse Financing incurred by one or more Non-Recourse Subsidiaries; and

(6) if the Indebtedness being refinanced is Convertible Notes or other Indebtedness of the Parent that is not guaranteed by any Subsidiary, such Refinancing Indebtedness is incurred by the Parent and is not guaranteed by any Subsidiary;

provided, however, that Refinancing Indebtedness shall not include Indebtedness of (i) the Parent or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary or (ii) a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor.

Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities under Section 4.09(b)(1) shall be subject to the refinancing provision of the “Credit Facilities” definition and not the requirements of this definition of Refinancing Indebtedness.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reporting Default” means the failure by the Issuer or any Guarantor to comply with Section 4.03.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Parent (including the Issuer) that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission and any successor organization.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“senior management” means, with respect to the Parent, the senior management of the Parent.

“Significant Subsidiary” means any Subsidiary of the Parent that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Solar Service Agreement” means, in respect of a residential energy system, a lease agreement, power purchase agreement, financing agreement or similar agreement entered into with a Host Customer with respect to the use, installation, purchase or financing of such energy system, and all ancillary agreements and documents related thereto.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, or the management of which is otherwise controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Subsidiary Guarantors” means:

(1) each of the Parent’s Restricted Subsidiaries (other than the Issuer) that is a party to this Indenture as a Guarantor the Issue Date, until such time as it is released pursuant to the provisions of this Indenture; and

(2) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and any of their respective successors and assigns.

“Tax” means all present or future taxes, levies, imposts, duties, assessments, charges, fees, deductions or withholdings (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Test Period” means with respect to any date of determination, the Parent’s most recently ended four full consecutive fiscal quarters for which internal financial statements are available.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Parent (other than the Issuer) that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Parent in the manner provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. dollars” or “$” means the lawful currency of the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at that time entitled to vote in the election of the Board of Directors (or comparable governing body) of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.

“Wholly Owned Subsidiary” means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acquisition Agreement Date”	4.09
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Initial Default”	6.02
“Legal Defeasance”	8.02
“Notes Offer”	4.10
“Offer Amount”	3.09
“Offer Period”	3.09

“Par Call Date”	3.07
“Paying Agent”	2.03
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Shortfall”	8.04

Section 1.03 Trust Indenture Act.

This Indenture is not subject to the TIA except as expressly stated herein. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference herein and made a part of this Indenture.

Section 1.04 Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9) unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) will be deemed to include electronic signatures and the keeping of records in electronic form, each of which will be, except with respect to authentication of the Notes by the Trustee, of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Initial Notes. Initial Notes offered and sold in reliance on Rule 144A will be issued initially in the form of one or more 144A Global Notes, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Initial Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in such Authentication Order for such Additional Notes issued hereunder (it being understood that, notwithstanding anything to the contrary contained in this Indenture, no Opinion of Counsel pursuant to Section 12.02 will be required by the Trustee with the authentication of the Initial Notes on the Issue Date). The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

Additional Notes may be issued from time to time subject to the terms of this Indenture, including Section 4.09. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and Additional Notes shall have identical terms and conditions as the Initial Notes, other than (i) the date of issuance and (ii) if applicable, the first Interest Payment Date and date from which interest will begin to accrue; provided however that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax or other purposes, such Additional Notes will have a separate CUSIP number.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary; or

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (4), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE

RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE PARENT’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, AND YIELD TO MATURITY RELATING TO THIS NOTE FOR UNITED STATES FEDERAL INCOME TAX PURPOSES MAY BE OBTAINED BY WRITING TO THE ISSUER AT SUNNOVA ENERGY CORPORATION, 20 EAST GREENWAY PLAZA, SUITE 540, HOUSTON, TEXAS 77046, ATTENTION: CHIEF FINANCIAL OFFICER.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer Tax or similar governmental charge payable in connection therewith (other than any such transfer Taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and any Opinion of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, any Participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in Global Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount, under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any beneficial owners.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirements of the Exchange Act) in accordance with its customary procedures. Certification of the cancellation of all canceled Notes will be delivered to the Issuer upon request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, to the extent permitted by any Applicable Laws, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof, provided that no special record date shall be required with respect to defaulted interest that is paid within the applicable grace period. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed (or, in the case of Global Notes, transmit with the procedures of the Depositary) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least five Business Days (or such shorter period as shall be satisfactory to the Trustee) prior to the giving notice of a redemption, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price or the method by which it is to be determined.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a by lot basis (or, in the case of Notes issued in global form, based on a method that most nearly approximates a by lot selection) unless otherwise required by law or applicable stock exchange requirements; provided, however, that so long as DTC serves as a Depositary for Notes issued in global form, any redemption will comply with the applicable procedural requirements of DTC with respect to redemption.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit in accordance with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price, or if not then ascertainable, the manner of calculation thereof;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) any conditions precedent to which the redemption is subject.

At the Issuer’s written request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 30 days (or such shorter period as shall be satisfactory to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the form of the notice to be provided.

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offering, Change of Control or other transaction. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors from their obligations with respect to such redemption).

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the fourth paragraph of Section 3.03.

Section 3.05 Deposit of Redemption Price.

No later than 11:00 a.m. Eastern Time on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) Except as described below, the Notes will not be redeemable at the Issuer’s option.

(b) At any time prior to October 1, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 111.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date with an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings consummated after the Issue Date; provided that:

(1) at least 50% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are otherwise being repurchased or redeemed substantially concurrently pursuant to another provision described under this Section 3.07); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c) At any time prior to April 1, 2028 (the “Par Call Date”), the Issuer may on any one or more occasions redeem all or any part of the Notes upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Redemption Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

(d) On or after the Par Call Date, the Issuer may on any one or more occasions redeem all or any part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender such Notes pursuant to a Change of Control Offer or any cash tender offer for all of the outstanding Notes and the Issuer, or any third party making a Change of Control Offer or other cash tender offer in lieu of the Issuer, purchases all of the Notes properly tendered by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more 60 days prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or other cash tender offer, to redeem all Notes that remain outstanding following such purchase at a cash price equal to the price offered to each other holder in the Change of Control Offer or other tender offer payment (excluding any early tender, incentive or similar fee), plus to the extent not included in the Change of Control Offer or other tender payment, accrued and unpaid interest, if any, on the Notes that remain outstanding to, but excluding, the date of redemption.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption; Offers to Purchase; Purchase of Notes.

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under Section 4.10 and Section 4.15. The Parent, the Restricted Subsidiaries and their respective Affiliates may at any time and from time to time purchase the Notes in the open market, by tender offer, in negotiated transactions or otherwise.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail (or, in the case of Global Notes, transmit in accordance with the procedures of the Depositary), a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than two Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no office of the Trustee shall be an office or agency of the Issuer for purposes of service of legal process on the Issuer or any Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Parent will file with the SEC or make publicly available on a website, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent were required to file such reports as a non-accelerated filer; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports.

Notwithstanding any of the foregoing, at any time when the Parent does not otherwise file such reports with the Commission, (a) no certifications, reports or attestations concerning the financial statements, disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the SEC rules and regulations implementing that Act, will be required; (b) no financial schedules specified in Regulation S-X under the Securities Act will be required; (c) compliance with the requirements of Item 10(e) of Regulation S-K under the Securities Act will not be required; (d) information specified in Rules 13-01 and 13-02 of Regulation S-X under the Securities Act with respect to Subsidiaries and Affiliates will not be required; and (e) no exhibits pursuant to Item 601 of Regulation S-K under the Securities Act will be required.

(b) In addition, the Issuer, the Parent and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by this Section 4.03 with the SEC, they will furnish to the Trustee, Holders and to securities analysts and bona fide prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Parent’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Further, the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the SEC’s EDGAR filing system (or its successor) or made publicly available on a website.

(d) At any time that any of the Parent’s Unrestricted Subsidiaries would be a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto or in a separate discussion (which may be contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the applicable quarterly or annual report), of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Parent and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer (who shall be a member of senior management) with a view to determining whether the Parent and the Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge, the Parent and the Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture (without regards to periods of grace or notice requirements) and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent and the Restricted Subsidiaries is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuer and the Parent will deliver to the Trustee, within five Business Days of any of their Officers becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer and the Parent are taking or propose to take with respect thereto, but only to the extent such Default or Event of Default has not been cured by the end of such five Business Day period. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture and states that it is a “Notice of Default.”

Section 4.05 Taxes.

The Parent will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or any of its Restricted Subsidiaries and other than dividends or distributions payable to the Parent or its Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Parent or any direct or indirect parent entity of the Parent other than Equity Interests held by the Parent or any of its Restricted Subsidiaries;

(3) make any payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement for value); or

(4) make any Restricted Investment in any Person,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of any such Restricted Payment:

(i) no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment,

(ii) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Test Period have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)), is less than the sum, without duplication, of:

(A) 50% of Cumulative CAFD, determined as of the date such Restricted Payment is made; plus

(B) 100% of the aggregate net proceeds received by the Parent (including the Fair Market Value of any Indebtedness contributed to the Parent or any Restricted Subsidiary for cancellation, or the Fair Market Value of the Capital Stock of a Permitted Business or long-term assets used or useful in a Permitted Business) since the Issue Date (x) as a contribution to its common equity capital or (y) in consideration of the sale or issuance of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or the Issuer or convertible or exchangeable debt securities of the Parent or the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Parent or any direct or indirect parent of the Parent (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent) or, in each case not involving cash consideration payable by the Parent in connection with any such transaction, that becomes a part of the capital of the Parent through consolidation, merger or amalgamation following the Issue Date; plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received by the Parent or its Restricted Subsidiaries in cash and the Fair Market Value of property other than cash received; plus

(D) the net reduction in Restricted Investments after the Issue Date resulting from dividends, liquidating distributions, redemptions, repayments of loans or advances, or other transfers of assets in each case to the Parent or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries and Joint Ventures) and the Fair Market Value of each Restricted Investment in each Subsidiary designated as an Unrestricted Subsidiary after the Issue Date and later redesignated as a Restricted Subsidiary, in the case of each of the foregoing items (B), (C) and (D) for purposes of this clause (iii), to the extent such amounts have not been included in Cumulative CAFD for any period commencing on or after the Issue Date.

(b) The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock), or from the substantially concurrent contribution to the common equity capital of the Parent (other than from a Subsidiary of the Parent); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment will not be considered net proceeds from the sale of Equity Interests for the purpose of Section 4.07(a)(iii)(B);

(3) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or the Issuer held by any current or former officer, director, employee or consultant of the Parent or any of its Restricted Subsidiaries or the Issuer pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); and provided further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds from (i) the sale of Equity Interests of the Parent or the Issuer received by the Parent or a Restricted Subsidiary during such calendar year, in each case to members of management, directors or consultants of the Parent, any of its Restricted Subsidiaries or the Issuer and (ii) key man life insurance policies received by the Parent or any of its Restricted Subsidiaries in such calendar year;

(4) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Refinancing Indebtedness;

(5) the repurchase of any subordinated Indebtedness at a purchase price not greater than (x) 101% of the principal amount thereof (plus accrued and unpaid interest) in the event of a Change of Control pursuant to a provision no more favorable to the holders thereof than the provisions set forth in Section 4.15 or (y) 100% of the principal amount thereof (plus accrued and unpaid interest) in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provisions set forth under Section 4.10; provided that, in each case, prior to the repurchase the Issuer has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Notes issued under this Indenture that were properly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer, as applicable;

(6) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests (or the payment of a dividend to a direct or indirect parent of the Parent to fund such purchase, repurchase, redemption or other acquisition or retirement) deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price thereof;

(7) the repurchase of Equity Interests (or the payment of a dividend to a direct or indirect parent of the Parent to fund such repurchase) upon vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives to satisfy Tax withholding or similar Tax obligations with respect thereto;

(8) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent or its Restricted Subsidiaries or any Preferred Equity of any Restricted Subsidiary (other than the Issuer or the Subsidiary Guarantors) issued in accordance with Section 4.09;

(9) payments of cash, dividends, distributions, advances or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar securities or the conversion or exchange of Capital Stock of any such Person or the Issuer;

(10) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Restricted Subsidiary or on a pro rata basis or a more favorable basis to the Parent or the Restricted Subsidiary that is the parent of the Restricted Subsidiary making such payment;

(11) payments in connection with a Permitted Bond Hedge Transaction; and

(12) additional Restricted Payments made after the Issue Date in an aggregate amount pursuant to this clause (12) not to exceed the greater of (i) $75.0 million or (ii) 2.0% of Consolidated Total Assets determined as of each date a Restricted Payment is made pursuant to this clause (12).

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, without giving effect to subsequent changes in value. The Fair Market Value of any cash Restricted Payment shall be its face amount.

For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (12) of Section 4.07(b) or is entitled to be made pursuant to Section 4.07(a) or as a Permitted Investment, the Issuer will be able to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (12) of Section 4.07(b) and Section 4.07(a) or as a Permitted Investment in any manner that otherwise complies with this Section 4.07.

Section 4.08 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary:

(1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the Parent or any other Restricted Subsidiary;

(3) make loans or advances to the Parent or any other Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Parent or any other Restricted Subsidiary.

(b) The provisions described in Section 4.08(a) hereof will not apply to:

(1) encumbrances and restrictions existing under or by reason of the Notes, this Indenture, the Note Guarantees or any Non-Recourse Financing outstanding as of the Issue Date;

(2) encumbrances and restrictions imposed by provisions in agreements relating to Non-Recourse Financing that is permitted by this Indenture to be incurred;

(3) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof if (x) Parent’s Board of Directors or senior management determines that such encumbrance or restriction will not materially adversely affect the Parent’s ability to make principal and interest payments on the Notes as and when they fall due; or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(4) any agreement or instrument in effect on the Issue Date;

(5) with respect to restrictions or encumbrances referred to in clause (a)(4) above, encumbrances and restrictions: (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Parent or any Restricted Subsidiary is a party; and (ii) contained in operating leases for real property and restricting only the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(6) encumbrances or restrictions contained in any agreement or other instrument of (i) a Person acquired by the Parent or any Restricted Subsidiary in effect at the time of such acquisition or (ii) an Unrestricted Subsidiary, at the time it is designated or deemed to become a Restricted Subsidiary, in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, and was not put in place in contemplation of such event;

(7) encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 4.10 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Parent’s Subsidiaries by another Person;

(8) encumbrances or restrictions existing under or by reason of applicable law, regulation or similar restriction or by governmental licenses, concessions, franchises or permits;

(9) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(10) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture entered into in the ordinary course of business;

(11) in the case of clause (a)(4) above, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Finance Lease Obligations;

(12) any encumbrance or restriction arising by reason of customary non-assignment provisions;

(13) customary restrictions on fiduciary cash held by the Parent’s Restricted Subsidiaries;

(14) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements;

(15) customary restrictions on the transfer of non-cash assets contained in power purchase agreements and similar agreements;

(16) restrictions on Non-Recourse Subsidiaries in documentation evidencing Project Obligations;

(17) customary provisions in agreements governing Hedging Obligations;

(18) customary provisions contained in agreements entered into in the ordinary course of business or encumbrances or restrictions existing under or by reason of any Lien permitted to be incurred pursuant to Section 4.12;

(19) (a) encumbrances or restrictions contained in the charter, partnership agreement or limited liability company agreement or other governing documents of a Restricted Subsidiary relating to tax equity or similar financings and (b) any encumbrance or restriction pursuant to applicable law and other customary conditions and restrictions contained in any agreement, document or instrument relating to the formation, operation and regulatory requirements or limitations related to a Captive Insurance Subsidiary;

(20) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary; or

(21) any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, renewal, replacement or refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refunds, increases, supplements, modifies, refinances or replaces, an agreement, contract, obligation or instrument referred to in clauses (1), (2), (4), (6) or (7) of this Section 4.08(b) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1), (2), (4), (6) or (7) of this Section 4.08(b); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are not materially more restrictive taken as a whole than the encumbrances and restrictions contained in such agreements and instruments referred to in clauses (1), (2), (4), (6) or (7) of this Section 4.08(b) (as determined in good faith by senior management of the Parent).

For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Equity in receiving dividends or distributions prior to dividends or distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Parent or a Restricted Subsidiary to other Indebtedness incurred by the Parent or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

Section 4.09 Limitation on Indebtedness, Disqualified Stock and Preferred Equity

(a) Subject to the exceptions set out under paragraph (b) below, the Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”), with respect to any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Equity; provided, however, that the Parent and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Equity, if (A) on the date of incurrence or issuance thereof the Fixed Charge Coverage Ratio for the applicable Test Period would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), and (B) the Cash Asset Coverage Ratio would have been at least 3.0 to 1.0, in each case as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Equity had been issued, as the case may be, on the first day of the relevant Test Period.

(b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or Preferred Equity:

(1) Indebtedness of the Parent or any of its Restricted Subsidiaries under Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $100.0 million;

(2) Indebtedness under the Notes (other than any Additional Notes) and the related Note Guarantees;

(3) the Existing Indebtedness;

(4) Indebtedness, Disqualified Stock or Preferred Equity of the Parent or its Restricted Subsidiaries represented by Finance Lease Obligations, mortgage financings or purchase money obligations, or, incurred to finance or refinance the acquisition, leasing, construction, design, installment or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, in an aggregate outstanding principal amount as of the date of any incurrence pursuant to this clause (4) which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (4) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness outstanding pursuant to this clause (4)), will not to exceed the greater of (A) $50.0 million or (B) 1.5% of Consolidated Total Assets determined as of each date of incurrence pursuant to this clause (4);

(5) Indebtedness of the Parent owing to any of its Restricted Subsidiaries or Indebtedness of any of its Restricted Subsidiaries owing to the Parent or any Restricted Subsidiary of the Parent; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary and (B) any transfer of such Indebtedness to a Person that is not the Parent or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of shares of Preferred Equity; provided, however, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Equity being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and (B) any sale or other transfer of any such Preferred Equity to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an issuance of such Preferred Equity by such Restricted Subsidiary that was not permitted by this clause (6);

(7) Indebtedness or Disqualified Stock of the Parent or Indebtedness or Preferred Equity of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was directly or indirectly acquired by the Parent after the Issue Date or on the date it otherwise becomes a Restricted Subsidiary (in either case, whether or not such Indebtedness, Disqualified Stock or Preferred Equity was incurred in contemplation of such acquisition); provided that, that after giving effect to such acquisition and incurrence, either (A) the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (B) the Fixed Charge Coverage Ratio for the applicable Test Period would be equal to or greater than immediately prior to such acquisition and incurrence;

(8) Indebtedness of the Parent and its Restricted Subsidiaries incurred in respect of worker’s compensation claims or claims arising under similar legislation, self-insurance or similar obligations, performance, surety and similar bonds and completion guarantees provided by the Parent and its Restricted Subsidiaries in the ordinary course of business;

(9) Indebtedness of the Parent and its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary of the Parent after the Issue Date;

(10) Indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or credit lines in the ordinary course of business; provided that such Indebtedness is disbursed within seven days of incurrence;

(11) advance payments received from customers for goods and services purchased and credit periods in the ordinary course of business;

(12) (i) Indebtedness under letters of credit, bank guarantees, performance bonds, bid bonds, custom bonds and similar credit support obligations of the Issuer and its Restricted Subsidiaries incurred in the ordinary course of business, not to exceed the greater of (A) $50.0 million and (B) 1.0% of Consolidated Total Assets and (ii) Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar instruments or obligations issued in the ordinary course of business; provided that upon the drawing or other funding of such letters of credit or other instruments or obligations, such drawings or fundings are reimbursed within seven Business Days;

(13) Indebtedness in respect of (i) cash pooling arrangements, (ii) Bank Product Obligations and (iii) Hedging Obligations (other than Hedging Obligations incurred for speculative purposes);

(14) the guarantee by (i) the Parent or a Restricted Subsidiary of Indebtedness (other than Non-Recourse Financing, Convertible Notes or Convertible Indebtedness of the Parent incurred under clause (23) of this Section 4.09(b)) that is permitted to be incurred pursuant to another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee will be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and (ii) any Non-Recourse Subsidiary of Indebtedness (including any Non-Recourse Financing) of any other Non-Recourse Subsidiary;

(15) (i) the factoring of accounts receivable and (ii) reverse factoring or confirming of accounts payable, in each case arising in the ordinary course of business;

(16) Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary and Preferred Equity issued by a Non-Recourse Subsidiary (including Preferred Equity outstanding at the time such Non-Recourse Subsidiary becomes a Restricted Subsidiary);

(17) guarantees by the Parent or its Restricted Subsidiaries in the ordinary course of business of obligations to suppliers, customers, franchisees and licensees;

(18) Indebtedness representing deferred compensation to employees of the Parent or any of its Restricted Subsidiaries;

(19) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(20) [reserved];

(21) [reserved];

(22) the incurrence of Indebtedness by the Parent or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture;

(23) Convertible Indebtedness of the Parent that is not guaranteed by any Subsidiary of the Parent; and

(24) any Refinancing Indebtedness incurred with respect to the refinancing of any Indebtedness permitted under Section 4.09(a) or clauses (2), (3), (4), or (7) of this Section 4.09(b).

The Issuer and the Guarantors will not incur any Indebtedness (other than intercompany Indebtedness incurred pursuant to clause (5) of this Section 4.09(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or the applicable Guarantor, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or the Guarantors solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in paragraphs (b)(1) through (24) of this Section 4.09, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.09, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

The accrual of interest or Preferred Equity dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Equity or Disqualified Stock in the form of additional shares of the same class of Preferred Equity or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Equity or Disqualified Stock for purposes of this Section 4.09. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with this Section 4.09, the amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

With respect to any acquisition of a Permitted Business or long-term assets used or useful in a Permitted Business (whether by merger, consolidation or other business combination or the acquisition of Capital Stock), for purposes of determining whether:

(1) any Indebtedness (including Acquired Debt) that is being incurred in connection with such acquisition is permitted to be incurred in compliance with this Section 4.09; and

(2) whether any Lien being incurred to secure any such Indebtedness is permitted to be incurred in accordance with Section 4.12,

any calculation of the Fixed Charge Coverage Ratio, Consolidated Total Assets or CFADS may be made, at the option of the Parent, using the date that the definitive agreement for such acquisition is entered into (the “Acquisition Agreement Date”) as the applicable date of determination of the Fixed Charge Coverage Ratio, Consolidated Total Assets or CFADS, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For the avoidance of doubt, if the Parent elects to use the Acquisition Agreement Date as the applicable date of determination in accordance with the foregoing, any fluctuation or change in the Fixed Charge Coverage Ratio, CFADS or Consolidated Total Assets of the Parent or the Permitted Business or assets to be acquired subsequent to the Acquisition Agreement Date and prior to the consummation of such acquisition will not be taken into account for purposes of determining whether any Indebtedness (including Acquired Debt) that is being incurred in connection with such acquisition is permitted to be incurred in compliance with this Section 4.09, or whether any Lien being incurred to secure any such Indebtedness is permitted to be incurred in accordance with Section 4.12, but any Indebtedness, Investment or other transaction that is required to be given pro forma effect in accordance with the applicable adjustment provisions described above incurred or consummated after the Acquisition Agreement Date and on or prior to the consummation of such acquisition will be taken into account.

If any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a basket measured by reference to a percentage of Consolidated Total Assets or an amount of CFADS, and any refinancing thereof would cause the percentage of Consolidated Total Assets or amount of CFADS, as applicable, to be exceeded if calculated based on the Consolidated Total Assets or CFADS, as applicable, on the date of such refinancing, such percentage of Consolidated Total Assets or amount of CFADS, as applicable, will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

Section 4.10 Limitation on Sales of Assets.

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1) the Parent (or the relevant Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement in connection with such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale and all other Asset Sales since the Issue Date (on a cumulative basis) by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(A) any liabilities, as recorded on the balance sheet of the Parent or any Restricted Subsidiary (other than contingent liabilities), that are assumed or discharged by the transferee of any such assets and as a result of which the Parent and its Restricted Subsidiaries are no longer obliged with respect to such liabilities or are indemnified against further liabilities;

(B) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Capital Stock or assets of the kind referred to in clauses (b)(1)(B) or (D) below;

(D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent and each other Restricted Subsidiary are released from any guarantee of such Indebtedness in connection with such Asset Sale;

(E) consideration consisting of Indebtedness of the Parent or any Guarantor received from persons who are not the Parent or any Restricted Subsidiary;

(F) any consideration consisting of Equity Interests in an entity (including a Non-Recourse Subsidiary) engaged in a Permitted Business received in connection with the sale or exchange of an Equity Interest in a Restricted Subsidiary so long as after giving effect to such transaction, the entity in which the Equity Interest has been sold or exchanged remains a Restricted Subsidiary; and

(G) any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (G) that is at that time outstanding, not to exceed the greater of (i) $75.0 million or (ii) 2.0% of Consolidated Total Assets, determined at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined as of the date of receipt thereof and without giving effect to subsequent changes in value).

(b) within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may:

(1) apply an amount of cash equal to the amount of such Net Proceeds (at the option of the Parent or Restricted Subsidiary):

(A) to redeem Notes as described under Section 3.07, to purchase Notes through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to purchase Notes pursuant to an offer to all Holders at a purchase price equal to at least 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (a “Notes Offer”), which Notes Offer will constitute an application of Net Proceeds pursuant to this clause to the extent of the amount of the Notes Offer, whether or not any Notes are tendered;

(B) to acquire all or substantially all of the assets of, or any Capital Stock of another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary (including a Non-Recourse Subsidiary);

(C) to make a capital expenditure;

(D) to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business;

(E) to repurchase, prepay, redeem or repay (i) secured Indebtedness of the Parent or any of its Restricted Subsidiaries under Credit Facilities and (ii) Pari Passu Indebtedness; provided that in the case of clause (ii), a pro rata portion of such amount of cash is applied to redeem Notes as described under Section 3.07, to purchase the Notes through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make a Notes Offer, which Notes Offer will constitute an application of such amount of cash pursuant to this clause to the extent of the amount of the Notes Offer, whether or not any Notes are tendered;

(F) to repurchase, prepay, redeem or repay any Non-Recourse Financing; or

(G) any combination of the foregoing; or

(2) enter into a binding commitment to apply the Net Proceeds pursuant to clauses (b)(1)(B), (C) or (D) of this Section 4.10; provided that such binding commitment will be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of: (x) the date on which such acquisition or expenditure is consummated; and (y) the 180th day following the expiration of the aforementioned 365-day period.

Pending the final application of any Net Proceeds, the Parent (or any applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten Business Days thereof, the Issuer will make an Asset Sale Offer to all Holders (with a copy to the Trustee) and may make an offer to all holders of other Pari Passu Indebtedness to purchase, prepay or redeem with the Excess Proceeds the maximum principal amount of Notes and such other Pari Passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds or if the aggregate amount of the Notes tendered pursuant to a Notes Offer exceeds the amount of the Excess Proceeds so applied, such Notes and such other Pari Passu Indebtedness, if applicable, will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. An Asset Sale Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, Notes and/or guarantees (but the Asset Sale Offer may not condition tenders on the delivery of such consents). The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds from an Asset Sale by making an offer to purchase Notes with respect to the amount of all or part of the available Net Proceeds prior to the expiration of the application period referred to above with respect to the amount of all or a part of the available Net Proceeds in advance of being required to do so by this Section 4.10(c) and all references in this Section 4.10(c) or Section 3.09 to the Asset Sale Offer and procedures with respect thereto shall apply equally to such advance portion of such advance offer.

(d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent or any Restricted Subsidiary involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis with third parties that are not Affiliates; and

(2) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services, in each case having a value greater than $75.0 million, the Board of Directors of the Parent must approve such transaction.

(b) Notwithstanding the foregoing, the restrictions set forth in this Section 4.11 will not apply to:

(1) customary directors’ fees and expenses, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including, without limitation, stock options, stock awards, stock appreciation rights, performance awards, cash awards, legal fees or other benefits awarded under any employee incentive or similar compensation plan, as determined in good faith by Parent’s Board of Directors or senior management;

(2) any Restricted Payment that does not violate Section 4.07 or any Permitted Investment;

(3) loans and advances (or guarantees to third party loans) to directors, officers or employees of the Parent or any Restricted Subsidiary made in the ordinary course of business;

(4) agreements and arrangements existing on the Issue Date, and the performance by the Parent or any Restricted Subsidiary of their obligations thereunder and any amendments, modifications, replacements or supplements thereto; provided that any such amendments, modifications, replacements or supplements, taken as a whole, are not more disadvantageous to the Holders in any material respect than the original agreements or arrangements as in effect on the Issue Date as determined by Parent’s Board of Directors or senior management;

(5) the issuance of securities pursuant to, or for the purpose of the funding of, employment benefit arrangements, including, without limitation, stock options, stock awards, stock appreciation rights, performance awards, cash awards, legal fees or other benefits awarded under any employee incentive or similar compensation plan, as long as the terms thereof are or have been previously approved by the Parent’s or the relevant Restricted Subsidiary’s Board of Directors;

(6) transactions between or among the Parent and the Restricted Subsidiaries or between or among Restricted Subsidiaries;

(7) any transaction between or among: (i) the Parent and/or its Restricted Subsidiaries and (ii) any Joint Venture (where such Joint Venture is an Affiliate solely because the Parent and/or its Restricted Subsidiaries owns an equity interest in or otherwise controls such Joint Venture): (A) pursuant to the terms of the respective Joint Venture or other agreements, including but not limited to engineering, procurement and construction contracts, operation and maintenance contracts and other project agreements; (B) in the ordinary course of business in accordance with past practice; (C) pursuant to cash pooling or other similar arrangements; (D) consisting of an Investment; (E) which are fair to the Parent or the relevant Restricted Subsidiary, in the reasonable determination of Parent’s Board of Directors or senior management; or (F) which is on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated Person, in the reasonable determination of Parent’s Board of Directors or senior management;

(8) any issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(9) the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement relating thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent or any of its Restricted Subsidiaries of, obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders in any material respect;

(10) transactions with respect to which the Parent has obtained an opinion as to the fairness to Parent and its Restricted Subsidiaries from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(11) transactions with (i) Unrestricted Subsidiaries or (ii) Joint Ventures in which the Parent or a Subsidiary of the Parent holds or acquires an ownership interest (whether by way of Capital Stock or otherwise), in each case so long as the terms of such transactions are, taken as a whole, at least as favorable to the Parent or the applicable Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party as determined by Parent’s Board of Directors or senior management;

(12) transactions between the Parent or any of its Restricted Subsidiaries and any Person that is an Affiliate solely as a result of the ownership by the Parent or any of the Restricted Subsidiaries of Capital Stock of such Person;

(13) transactions with Persons solely in their capacity as holders of Indebtedness of the Parent or any of its Restricted Subsidiaries where such Persons are treated no more favorably than holders of Indebtedness of the Parent or such Restricted Subsidiaries generally;

(14) Permitted Project Undertakings and Permitted Equity Commitments; and

(15) (i) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (ii) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Parent.

Section 4.12 Limitation on Liens.

The Parent will not, and will not permit any of its Restricted Subsidiaries to create, any Lien upon the whole or any part of the currently owned or after-acquired property of the Parent or any of its Restricted Subsidiaries or assets to secure any Indebtedness (other than Permitted Liens) unless in any such case, before or at the same time as the creation of the Lien, all amounts payable under the Notes are secured equally and ratably with such Indebtedness (until such time as such Indebtedness is no longer secured by such Lien). Any such Lien shall provide that it shall be released automatically upon repayment of the related Indebtedness.

Section 4.13 Maintenance of Cash Asset Coverage Ratio.

The Parent will maintain a Cash Asset Coverage Ratio of not less than 2.0 to 1.0 as of the last day of each fiscal quarter ending after the Issue Date.

Section 4.14 Existence.

Except as would not be prohibited under Article 5 and Section 10.04 hereof, the Issuer and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, limited liability company, partnership or other existence, as applicable.

Section 4.15 Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (being not less than $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the terms set forth in this Indenture.

(b) In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer will deliver notice to each Holder (with a copy to the Trustee) stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuer will comply with any applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly cause to be delivered to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee (or its authenticating agent) will, upon receipt of an Authentication Order, promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the respective Notes in the event of a takeover, recapitalization or similar transaction.

(e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if: (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or (2) a notice of redemption has been given pursuant to this Indenture as described under Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Additional Note Guarantees.

If (a) the Parent forms or acquires a Domestic Subsidiary (other than an Excluded Subsidiary) after the Issue Date, (b) any Domestic Subsidiary that is an Excluded Subsidiary on the Issue Date thereafter ceases to be an Excluded Subsidiary or (c) any Domestic Subsidiary of the Parent guarantees any obligations with respect to any other Material Indebtedness of the Issuer, then, in each case, such Domestic Subsidiary will become a Guarantor of the Notes and execute a supplemental indenture within 30 days of the date of its formation, acquisition or cessation of being an Excluded Subsidiary or the date on which it guaranteed such Material Indebtedness of the Issuer, as the case may be. The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Parent may designate any Subsidiary of the Parent, other than the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” and only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Parent or any other Subsidiary of the Parent which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2) such designation and the Investment of the Parent or any of the Restricted Subsidiaries in such Subsidiary complies with Section 4.07. Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by delivering to the Trustee a copy of the resolution of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Parent will be in default of such covenant. The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2) the Parent could incur at least $1.00 of additional Indebtedness under Section 4.09(a) on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by promptly delivering to the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Section 4.18 Covenant Fall Away.

If (i) a Rating Release Event has occurred and (ii) no Default or Event of Default has occurred and is continuing, then, beginning on that day, the Parent and its Restricted Subsidiaries shall be released from their respective obligations under the provisions of this Indenture described in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.16 and the provisions of clause (4) of the first paragraph of Section 5.01 and such provisions shall be terminated and permanently cease to have effect. In addition, after the conditions to termination of such covenants have been satisfied, the Parent may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 and the definition of “Unrestricted Subsidiary.” The Issuer shall promptly give notice to the Trustee and provide the Trustee with an Officer’s Certificate stating that the conditions set forth in this Section 4.18 have been satisfied; provided that such notification shall not be a condition for the termination of the covenants described under this Section 4.18 to be effective. The Trustee shall be under no obligation to monitor the ratings of the Notes, determine, or verify the Issuer’s determination of, the satisfaction of the conditions set forth in this Section 4.18 or inform Holders of any of the foregoing.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

Neither the Parent nor the Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent or the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent or the Parent and its Subsidiaries taken as a whole or the Issuer or the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Parent or the Issuer, as the case may be, is the surviving Person; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is not a corporation, then a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent or the Issuer, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture or other customary documentation;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Parent or the Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the applicable Test Period; and

(5) the Parent delivers to the Trustee an Officer’s Certificate and Opinion of Counsel as to compliance with this Section 5.01.

In addition, neither the Parent nor the Issuer may, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries’ properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to (1) a merger of the Parent or the Issuer, as the case may be, with an Affiliate solely for the purpose of reforming the Parent or the Issuer, as the case may be, in another jurisdiction or forming a direct or indirect holding company of the Issuer that is a Wholly Owned Subsidiary of the Parent; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Parent, the Issuer and any Restricted Subsidiary of the Issuer, including by way of merger or consolidation.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent or the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent or the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” or the “Issuer” shall refer instead to the successor Person and not to the Parent or the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Parent or the Issuer herein; provided, however, that the predecessor Parent or Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Parent or the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the Issuer or any Guarantor for 180 days after written notice given by the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding voting as a single class, to comply with Section 4.03;

(4) failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding voting as a single class, to comply with any of the agreements in this Indenture other than those described in clauses (1), (2) and (3) of this Section 6.01;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $75.0 million; provided that this clause (5) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuer; and (ii) Non-Recourse Financing of the Parent or any of its Subsidiaries (except to the extent that the Parent or any Guarantors that are not parties to such Non-Recourse Financing become directly or indirectly liable, including pursuant to any contingent obligation (other than pursuant to any Permitted Project Undertakings or Permitted Equity Commitments), for any such Non-Recourse Financing and such liability, individually or in the aggregate, exceeds $75.0 million);

(6) one or more judgments for the payment of money in an aggregate amount in excess $75.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Issuer or any Guarantor or Guarantors or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

(7) except as permitted by this Indenture, any Note Guarantee shall be held in any final and non-appealable judgment to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that would constitute a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Note Guarantee(s); and

(8) the Issuer or any Guarantor that would constitute a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing its inability to pay its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Guarantor that would constitute a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Issuer or any Guarantor that would constitute a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Guarantor that would constitute a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Issuer or any Guarantor that would constitute a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Parent or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (with a copy to the Trustee if given by the Holders) may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Parent and the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the declaration of acceleration) have been cured or waived.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to such clause (5) of Section 6.01 shall be remedied or cured, or waived by the holders of the Indebtedness with respect to which a Payment Default has occurred within 30 days after the declaration of acceleration of the Notes; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium on, if any, or interest, if any, on the Notes that became due solely because of the acceleration of the notes, have been cured or waived.

If a Default occurs for a failure to report or deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine if any action is prejudicial to any Holder). The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complies with such request within 60 days after receipt of the request and the offer or provision of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered, and if requested, provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i) In no event shall the Trustee be responsible or liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, the unavailability of the Federal Reserve Bank wire or communications facility and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o) Neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuer or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail (or, in the case of Global Notes, transmit in accordance with the procedures of the Depositary) to Holders of Notes a notice of the Default or Event of Default within the later of 90 days after it occurs or promptly after obtaining knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuer will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed between the Issuer and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee’s own gross negligence or willful misconduct. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), and (7) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date (provided that if such redemption is made as provided under Section 3.07(c) (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Redemption Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money (a “Shortfall”) in trust on the redemption date as necessary to pay the Applicable Redemption Premium as determined on such date) (it being understood that any Legal Defeasance or Covenant Defeasance shall be subject to the condition subsequent that such Shortfall is in fact paid); provided, however, that the Trustee shall have no liability whatsoever in the event that such Shortfall is not in fact paid after any Legal Defeasance or Covenant Defeasance. Any Shortfall will be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the deposit of such Shortfall that confirms that such Shortfall will be applied toward such redemption);

(2) in the case of an election under Section 8.02 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any Tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Parent’s, the Issuer’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Parent’s, the Issuer’s or such Subsidiary Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Issuer’s Offering Memorandum dated September 22, 2023, relating to the offering of the Initial Notes, as evidenced by an Officer’s Certificate to that effect;

(7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for or confirm the issuance of Additional Notes in accordance with this Indenture; or

(9) to provide for any Note Guarantee or to effect the release of a Guarantor from any its obligations under its Note Guarantee or this Indenture to the extent permitted hereby.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail (or, in the case of Global Notes, transmit in accordance with the procedures of the Depositary) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer or any Guarantor with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof and provisions relating to the number of days of notice to be given in the event of a redemption);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Note Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or, if applicable, a Supplemental Indenture in the form of Exhibit E, shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Releases.

The Parent Guarantee will be released automatically:

(a) upon repayment in full of the Notes;

(b) upon the merger or consolidation of the Parent with and into the Issuer or upon the liquidation of the Parent following the transfer of all of its assets to the Issuer, in each case in compliance with the applicable provisions of this Indenture; or

(c) upon Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02 and Article 11.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation, dividend, amalgamation, distribution or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer;

(b) in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if following such sale or other disposition, that Subsidiary Guarantor is no longer a Restricted Subsidiary of the Issuer;

(c) upon repayment in full of the Notes;

(d) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02, Section 8.03 and Article 11;

(e) upon the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with Section 4.17;

(f) upon a liquidation or dissolution of a Subsidiary Guarantor in a transaction or series of transactions that do not violate the terms of this Indenture; or

(g) upon such Subsidiary Guarantor (i) becoming an Immaterial Subsidiary or (ii) to the extent such Subsidiary Guarantor became a Guarantor solely pursuant to Section 4.16(c), upon the release of such Subsidiary Guarantor’s guarantee of all obligations with respect to all other Material Indebtedness of the Issuer at that time outstanding in accordance with the terms thereof.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article 11), as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing or transmitting of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to, but excluding, the date of maturity or redemption (provided that if such redemption is made as provided under Section 3.07(c), (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Redemption Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited the Shortfall in trust on the redemption date as necessary to pay the Applicable Redemption Premium as determined by such date) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Shortfall is in fact paid); provided, however, that the Trustee shall have no liability whatsoever in the event that such Shortfall is not in fact paid after any satisfaction and discharge of this Indenture. Any Shortfall will be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the deposit of such Shortfall that confirms that such Shortfall will be applied toward such redemption);

(2) in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 7.06 hereof and, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof, will survive.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: Chief Financial Officer

With a copy to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: General Counsel

And a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: Travis Wofford, Douglas Getten and Jonathan Goldstein

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Sunnova Energy Notes Administrator

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile (or, in the case of Global Notes, with the procedures of the Depositary); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice to the Trustee will be deemed to have been given when actually received by the Trustee.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, in the case of Global Notes, transmit with the procedures of the Depositary. Failure to mail or transmit a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails or transmits a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that the Issuer shall not be required to deliver the Opinion of Counsel under this Section 12.02(2) in connection with the issuance of the Initial Notes on the Issue Date.

Section 12.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06 Governing Law; Waiver of Trial by Jury; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY. THE ISSUER AND THE GUARANTORS HEREBY (I) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.

Section 12.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 12.09 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.11 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.12 Legal Holidays.

In any case where any Interest Payment Date, the Maturity Date or Redemption Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

[Signatures on following page]

SIGNATURES

Dated as of September 26, 2023

SUNNOVA ENERGY CORPORATION

By:	/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

GUARANTORS:

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA INTERMEDIATE HOLDINGS, LLC

By: SUNNOVA ENERGY CORPORATION, its sole member

By:	/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP

ISIN

11.750% Senior Notes due 2028

No.	$

SUNNOVA ENERGY CORPORATION

promises to pay to [____________________]    or registered assigns,

the principal sum of [______________] DOLLARS [(or such greater or lesser amount as may be specified on the attached Schedule of Exchanges of Interests in the Global Note)] on October 1, 2028.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

SUNNOVA ENERGY CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture: Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

11.750% Senior Notes due 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Sunnova Energy Corporation, a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the unpaid principal amount of this Note at 11.750% per annum. The Issuer will pay interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) (and no interest shall accrue on such payment as the result of such delay), provided that the first Interest Payment Date shall be April 1, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of September 26, 2023 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION. The Notes shall be redeemable at the option of the Issuer as provided in Section 3.07 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control Triggering Event, the Issuer will, except as provided in the Indenture, be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within thirty days following any Change of Control, the Issuer will mail (or, in the case of Global Notes, transmit with the procedures of the Depositary) a notice (with a copy to the Trustee) to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Issuer or a Restricted Subsidiary of the Issuer consummates an Asset Sale, the Issuer may in circumstances provided in the Indenture be required to make an Asset Sale Offer to all Holders (with a copy to the Trustee) and holders of certain other Pari Passu Indebtedness to purchase Notes or such other Pari Passu Indebtedness using Excess Proceeds. Holders of Notes that are the subject of an Asset Sale Offer from the Issuer may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit in accordance with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof.

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent as set forth in the Indenture.

(9) DENOMINATIONS, TRANSFER EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture, the Notes or the Note Guarantees may be amended or supplemented for certain purposes specified in the Indenture.

(12) DEFAULTS AND REMEDIES. In the case of an Event of Default, the Notes will be subject to the remedies provided for in Article 6 of the Indenture.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Sunnova Energy Corporation, Attention: Investor Relations, 20 East Greenway Plaza, Suite 540, Houston, Texas 77046

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint         to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10   ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: Chief Financial Officer

With a copy to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Sunnova Energy Notes Administrator

Re:	11.750% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of September 26, 2023 (the “Indenture”), among Sunnova Energy Corporation, as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $    in such Note[s] or interests (the “Transfer”), to    (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☒ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Initial Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note) and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: Chief Financial Officer

With a copy to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Sunnova Energy Notes Administrator

Re: 11.750% Senior Notes due 2028

(CUSIP [    ])

Reference is hereby made to the Indenture, dated as of September 26, 2023 (the “Indenture”), among Sunnova Energy Corporation, as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $    in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[
[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: Chief Financial Officer

With a copy to:

Sunnova Energy Corporation

20 East Greenway Plaza, Suite 540

Houston, TX 77046

Attention: General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Sunnova Energy Notes Administrator

Re: 11.750% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of September 26, 2023 (the “Indenture”), among Sunnova Energy Corporation, as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $    aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A

D-1

under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[
[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of    , among    (the “Guaranteeing Subsidiary”), Sunnova Energy Corporation (or its permitted successor), a Delaware corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 26, 2023, providing for the issuance of the Issuer’s 11.750% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in Article 10 of the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth herein and in the Indenture including but not limited to Article 10 thereof.

4. NO RESOURCE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

E-1

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

E-2

WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:    ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

SUNNOVA ENERGY CORPORATION

By:
Name:
Title:

E-3